                                                                     Exhibit 3.7

                         CERTIFICATE OF INCORPORATION

                                      OF

                              SP ACQUISITION CO.


                                   ARTICLE I

               The name of the corporation is SP Acquisition Co.

                                  ARTICLE II

     The address of the initial registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The name of the initial registered agent of the corporation at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

      Section 1. The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Hundred Thousand (500,000) consisting of (i) One Hundred Thousand (100,000) shares of Preferred Stock, par value $0.01 ("Preferred Stock") and (ii) Four Hundred Thousand (400,000) shares of Common Stock, par value $0.01 ("Common Stock").

      Section 2. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

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     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

     (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

     (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

     (i) the conditions or restriction, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     Without limiting the foregoing, the voting powers of any series of Preferred Stock may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such stock, to elect one or more directors who shall be in addition to the number of directors of the Corporation fixed pursuant to Article V hereof and who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such stock. The term of office and voting powers of any director elected in the manner provided in the immediately preceding sentence of this Section 2 may be greater than or less than those of any other director or class of directors.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     Section 3. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of any class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

                                   ARTICLE V

     The number of directors constituting the initial Board of Directors of the corporation is one (1). Subject to the provisions of law, the number of the directors of the corporation may be increased or decreased from time to time pursuant to the Bylaws of the corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                  ARTICLE VI

     The Board of Directors of the corporation is expressly authorized and empowered to make, alter or repeal Bylaws, subject to the power of the stockholders to alter or repeal the bylaws made by the Board of Directors.

                                  ARTICLE VII

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation so as to authorize corporate actions further eliminating or limiting personal liability of directors, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of Delaware as the same exists from time to time. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE VIII

     The name and address of the person who is to serve as the director until the expiration of his initial term, as set forth in the Bylaws, and until his successor is duly elected and qualified, is as follows:

     Name                               Mailing Address
     ----                               ---------------

     Richard Davidovich                 3607 N. Sylvania
                                        Fort Worth, Texas 76102

                                  ARTICLE IX

     The name of the incorporator is Harold F. Kleinman and his mailing address is 3300 First City Center, 1700 Pacific Avenue, Dallas, Texas 75201.

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand as of the 17th day of January, 1994.



                                        /s/ Harold F. Kleinman
                                        --------------------------------------
                                        Harold F. Kleinman

           CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS,
         AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,
               WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE
                 OF INCORPORATION OR IN ANY AMENDMENT THERETO

                            CLASS A PREFERRED STOCK
                          (Par Value $0.01 Per Share)
                                      OF
                              SP ACQUISITION CO.

                         -----------------------------

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

                         -----------------------------

     SP Acquisition Co., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article IV of its Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $0.01 per share ("Preferred Stock"), designated as Class A Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1.     Designation and Amount.
                    ----------------------

     The shares of such series shall be designated as "Class A Preferred Stock" (the "Class A Preferred Stock") and the number of shares constituting such series shall be Twenty-Two Thousand Three Hundred Fifteen (22,315), which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Class A Preferred Stock.

     Section 2.     Dividends and Distributions.
                    ---------------------------

     Each holder of the Class A Preferred Stock shall be entitled to receive dividends on each share of Class A Preferred Stock on the same basis, and at the same times and amounts, as the holder of one share of Common Stock.

     Section 3.      Voting Rights.
                     -------------

     The holders of shares of Class A Preferred Stock, voting in person or by proxy, shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Class A Preferred Stock held. Except as otherwise provided by law, the holders of Common Stock and the holders of the Class A Preferred Stock shall vote together as one class.

     Section 4.      Shares Acquired or Converted.
                     ----------------------------

     Any shares of the Class A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, or converted in accordance with
Section 6, shall be retired and cancelled promptly after the acquisition or conversion thereof. Any such shares shall not upon their cancellation be reissued, and upon compliance with the requirements of the General Corporation Law of the State of Delaware any such shares may be eliminated as part of the authorized capital stock of the Corporation.

     Section 5.      Liquidation, Dissolution or Winding Up.
                     --------------------------------------

     (A) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of Common Stock or any other stock ranking junior (upon liquidation, dissolution or winding up) to the Class A Preferred Stock unless, prior thereto, the holders of the Class A Preferred Stock shall have received $22.406453 per share (rounded to the nearest whole cent) or (B) to the holders of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Class A Preferred Stock, except distributions made ratably on the Class A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Upon the completion of the distribution required by the immediately preceding sentence, if assets remain in the Corporation, the holders of Class A Preferred Stock shall be entitled to participate on the basis of the number of shares of Common Stock into which a share of Class A Preferred Stock is convertible on the record date of such action; and

     (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

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     Section 6.     Conversion.
                    ----------

     (A) Each share of the Class A Preferred Stock shall be convertible at the option of the holder thereof into one fully paid and nonassessable share of Common Stock of the Corporation.

     (B) The holder of any shares of Class A Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Class A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Class A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within thirty business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Class A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Class A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Class A Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 days);

but the surrender of shares of Class A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Class A Preferred Stock were surrendered.

     (C) Upon conversion of any shares of Class A Preferred Stock, the holder thereof shall be entitled to receive any dividends on such shares of Class A Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of shares of Class A Preferred Stock entitled to receive payment of such dividends.

     (D) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Class A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class A Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the laws of Delaware (including using its best efforts to obtain the requisite consent of the shareholders of the Corporation), increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Class A Preferred Stock.

     IN WITNESS WHEREOF, SP ACQUISITION CO. has caused this Certificate of Designation to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 16th day of February, 1994.

                                        SP ACQUISITION CO.

                                        By:  /s/ Richard Davidovich
                                            ---------------------------
                                            Name:   Richard Davidovich
                                            Title:  President

(Corporate Seal)

ATTEST:
          /s/ Stephen B. Norris
       ---------------------------
       Name:  Stephen B. Norris
              ---------------------
       Title: Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                              SP ACQUISITION CO.

     SP Acquisition Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST:   That by written consent of the Sole Director of SP Acquisition Co.
(the "Corporation"), in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for action by written consent of the sole stockholder of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "FIRST" so that, as amended, said Article "FIRST" shall be and read in the entirety as follows:

     "FIRST:  The name of the corporation is Radnor Chemical Corporation."

     SECOND: That thereafter, pursuant to a written consent of the sole stockholder of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not by reduced under or by reason of said amendment.


     IN WITNESS WHEREOF, SP Acquisition Co. has caused this certificate to be signed by its Chairman and CEO this sixth day of October, 1997.

                                        SP Acquisition Co.



                                        By:   /s/ Michael T. Kennedy
                                              ----------------------------------
                                              Michael T. Kennedy,
                                              Chairman and CEO